Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Diageo plc:
We consent to the incorporation by reference of our report dated 31 August 2005 with respect to the consolidated balance sheets of Diageo plc and subsidiaries as at 30 June 2005 and 30 June 2004, and the related consolidated profit and loss accounts, consolidated statements of total recognised gains and losses, and consolidated cash flow statements for each of the years in the three-year period ended 30 June 2005, which report appears in the annual report on Form 20-F of Diageo plc for the year ended 30 June 2005, in the following Registration Statements.
Registration Statement on Form F-3 (File Nos. 333-10410, 333-14100 and 333-11084); and
Registration Statement on Form S-8 (File No. 333-11460); and
Registration Statement on Form S-8 (File No. 333-11462); and
Registration Statement on Form S-8 (File No. 333-9770); and
Registration Statement on Form S-8 (File No. 333-8092); and
Registration Statement on Form S-8 (File No. 333-8094); and
Registration Statement on Form S-8 (File No. 333-8096); and
Registration Statement on Form S-8 (File No. 333-8098); and
Registration Statement on Form S-8 (File No. 333-8090); and
Registration Statement on Form S-8 (File No. 333-8106); and
Registration Statement on Form S-8 (File No. 333-8102); and
Registration Statement on Form S-8 (File No. 333-8104).
KPMG Audit Plc
Chartered Accountants
London, England
20 September 2005